Exhibit 10.26

EXECUTION VERSION

EIGHTH AMENDMENT TO

REVOLVING CREDIT, TERM LOAN, AND SECURITY AGREEMENT

This Eight Amendment to Revolving Credit, Term Loan, and Security Agreement (the “Amendment”) is made this 5th day of October, 2020 by and among VITAL FARMS, INC., a corporation organized under the laws of the State of Delaware (“Vital Farms”), VITAL FARMS OF MISSOURI, LLC, a limited liability company organized under the laws of the State of Missouri (“Vital Farms Missouri”), VITAL FARMS, LLC, a limited liability company organized under the laws of the State of Montana (“Vital Farms Montana”), SAGEBRUSH FOODSERVICE, LLC, a limited liability company organized under the laws of the State of Delaware (“Sagebrush”), BARN DOOR FARMS, LLC, a limited liability company organized under the laws of the State of Delaware (“Barn Door”), BACKYARD EGGS, LLC, a limited liability company organized under the laws of the State of Delaware (“Backyard”, and together with Vital Farms, Vital Farms Missouri, Vital Farms Montana, Sagebrush, Barn Door and each Person joined as a borrower from time to time, collectively, the “Borrowers”, and each a “Borrower”), the financial institutions which are now or which hereafter become a party (collectively, the “Lenders” and each individually, a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”).

BACKGROUND

A.On October 4, 2017, Borrowers, Lenders, and Agent entered into a certain Revolving Credit, Term Loan, and Security Agreement (as same has been or may be amended, modified, renewed, extended, replaced or substituted from time to time, the “Loan Agreement”) to reflect certain financing arrangements between the parties thereto. The Loan Agreement and all other documents executed in connection therewith are collectively referred to as the “Existing Financing Agreements.” All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

B.Borrowers have requested and Agent and Lenders have agreed, subject to the terms and conditions of this Amendment, to modify certain definitions, terms and conditions in the Loan Agreement.

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NOW, THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1.Amendments to Loan Agreement. Upon the effectiveness of this Amendment, the Loan Agreement shall be amended as follows:

(a)New Definitions. The following definitions shall be added Section 1.2 of the Loan Agreement in the appropriate alphabetical order:

“Cash Dominion Period” shall mean the period commencing upon the occurrence of a Cash Dominion Triggering Event and ending on the occurrence of a Cash Dominion Satisfaction Event.

“Cash Dominion Satisfaction Event” shall mean the earliest date on which all of the following conditions precedent have been satisfied: (a) if the Cash Dominion Triggering Event shall have occurred as a result of the occurrence of a Cash Dominion Undrawn Availability Triggering Event, Agent shall have consented in writing to the end of such Cash Dominion Period; and

(b)if the Cash Dominion Triggering Event shall have occurred as a result of the occurrence of an Event of Default, such Event of Default shall have been waived in writing by Agent and the Required Lenders.

“Cash Dominion Triggering Event” shall mean any of the following: (a) a Cash Dominion Undrawn Availability Triggering Event has occurred or (b) an Event of Default has occurred and is continuing.

“Cash Dominion Undrawn Availability Triggering Event” shall mean Undrawn Availability is less than $5,000,000 on any Business Day.

(b)Remittances upon Receivables. Section 4.8(d) of the Loan Agreement shall be amended and restated in its entirety as follows:

(d)Borrowers shall instruct their Customers to deliver all remittances upon Receivables (whether paid by check or by wire transfer of funds) to such Blocked Account(s) and/or Depository Accounts (and any associated lockboxes) as Agent shall designate from time to time as contemplated by Section 4.8(h) or as otherwise agreed to from time to time by Agent. Notwithstanding the foregoing, to the extent any Borrower directly receives any remittances upon Receivables, such Borrower shall, at such Borrower’s sole cost and expense, but on Agent’s behalf and for Agent’s account, collect as Agent’s property and in trust for Agent

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all amounts received on Receivables, and shall not commingle such collections with any Borrower’s funds or use the same except to pay Obligations, and shall as soon as possible and in any event no later than one (1) Business Day after the receipt thereof (i) in the case of remittances paid by check, deposit all such remittances in their original form (after supplying any necessary endorsements) and (ii) in the case of remittances paid by wire transfer of funds, transfer all such remittances, in each case, into such Blocked Accounts(s) and/or Depository Account(s). Each Borrower shall deposit in the Blocked Account and/or Depository Account or, upon request by Agent, deliver to Agent, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness. At any time other than during a Cash Dominion Period, payments made by a Borrower’s Customers remitted directly to Agent will be deposited by Agent in the Depository Accounts, and Customer remittances shall only be treated as a repayment of Advances if the Borrowers so elect in a written notice to Agent.

(c)Proceeds of Collateral. Section 4.8(h) of the Loan Agreement shall be amended and restated in its entirety as follows:

(h)All proceeds of Collateral shall be deposited by Borrowers into either (i) a lockbox account, dominion account or such other “blocked account” (“Blocked Accounts”) established at a bank or banks (each such bank, a “Blocked Account Bank”) pursuant to an arrangement with such Blocked Account Bank as may be acceptable to Agent or (ii) depository accounts (“Depository Accounts”) established at Agent for the deposit of such proceeds. Each applicable Borrower, Agent and each Blocked Account Bank shall enter into a deposit account control agreement in form and substance satisfactory to Agent that is sufficient to give Agent “control” (for purposes of Articles 8 and 9 of the Uniform Commercial Code) over such accounts and which directs such Blocked Account Bank to transfer such funds so deposited on a daily basis or at other times acceptable to Agent to Agent, either to any account maintained by Agent at said Blocked Account Bank or by wire transfer to appropriate account(s) at Agent. All funds deposited in such Blocked Accounts or Depository Accounts shall immediately become subject to the security interest of Agent for its own benefit and the ratable benefit of Issuer, Lenders and all other holders of the Obligations, and Borrowing Agent shall obtain the agreement by such Blocked Account Bank to waive any offset rights against the funds so deposited. Neither Agent nor any Lender assumes any responsibility for such blocked account arrangement, including any claim of accord and satisfaction or release with respect to deposits

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accepted by any Blocked Account Bank thereunder. At any time during a Cash Dominion Period, Agent shall apply all funds received by it from the Blocked Accounts and/or Depository Accounts to the satisfaction of the Obligations (including the cash collateralization of the Letters of Credit) in such order as Agent shall determine in its reasonable discretion, provided that, in the absence of any Event of Default, Agent shall apply all such funds representing collection of Receivables first to the prepayment of the principal amount of the Swing Loans, if any, and then to the Revolving Advances. Notwithstanding the foregoing, Borrowers may maintain account numbers 586013031674 and 488031113038 at Bank of America; provided, however, the balance in each account shall not exceed $100,000 at any time.

2.Representations and Warranties. Each Borrower hereby:

(a)reaffirms all representations and warranties made to Agent and Lenders under the Loan Agreement and all of the other Existing Financing Agreements and confirms that all are true and correct in all respects as of the date hereof as if made on and as of the date hereof, except for representations and warranties which related exclusively to an earlier date, which shall be true and correct in all respects as of such earlier date;

(b)reaffirms all of the covenants contained in the Loan Agreement, covenants to abide thereby until all Advances, Obligations and other liabilities of Borrowers to Agent and Lenders under the Loan Agreement of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders;

(c)represents and warrants that after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements;

(d)represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary corporate action and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its articles of incorporation, bylaws or other formation documents, or of any contract or agreement to which it is a party or by which any of its properties are bound; and

(e)represents and warrants that this Amendment and all assignments, instruments, documents, and agreements executed and delivered in connection herewith are valid, binding and enforceable in accordance with their respective terms except as such enforceability may be limited by equitable principles or any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

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3.Conditions Precedent/Effectiveness Conditions. This Amendment shall be effective upon satisfaction of the following conditions precedent (all documents to be in form and substance satisfactory to Agent and Agent’s counsel):

(a)Agent shall have received this Amendment fully executed by Borrowers; and

(b)Execution and/or delivery of all other agreements, instruments and documents requested by Agent to effectuate and implement the terms hereof.

4.Further Assurances. Borrowers hereby agree to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.

5.Payment of Expenses. Borrowers shall pay or reimburse Agent and Lenders for their reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

6.Reaffirmation of Loan Agreement. Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement, as amended, and all other of the Existing Financing Agreements are hereby reaffirmed and shall continue in full force and effect as therein written.

7.Confirmation of Indebtedness. Borrowers confirm and acknowledge that as of the close of business on October 2, 2020, Borrowers were indebted to Agent and Lenders for the Advances under the Loan Agreement without any deduction, defense, setoff, claim or counterclaim, of any nature, in the aggregate principal amount of $0 due on account of Revolving Advances, $7,532,879.84 due on account of the Term Loan and $0 due on account of the Equipment Loans, plus all fees, costs and expenses incurred to date in connection with the Loan Agreement and the Other Documents.

8.Release. In consideration of Agent’s and Lenders’ agreements contained in this Amendment, Borrowers hereby irrevocably release and forever discharge Agent, Lenders and their respective affiliates, subsidiaries, successors, assigns, partners, members, shareholders, directors, officers, employees, agents, consultants, attorneys and other professional advisors (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which Borrowers ever had or now have against any Released Person which relates, directly or indirectly, to any acts or omissions of any Released Person relating to the Loan Agreement or any Other Document on or prior to the date hereof.

9.Miscellaneous.

(a)Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

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(b)Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c)Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d)Governing Law. This Amendment shall, in accordance with Section 5- 1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

(e)Counterparts. This Amendment may be executed in any number of counterparts and by facsimile or electronic transmission, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

BORROWERS:
VITAL FARMS, INC.
By:	/s/ Jason Dale
Name:	Jason Dale
Title:	Chief Operating Officer
VITAL FARMS OF MISSOURI, LLC
By its Member: Vital Farms, Inc.
By:	/s/ Jason Dale
Name:	Jason Dale
Title:	Chief Operating Officer
VITAL FARMS, LLC
By its Manager: Vital Farms, Inc.
By:	/s/ Jason Dale
Name:	Jason Dale
Title:	Chief Operating Officer
SAGEBRUSH FOODSERVICE, LLC
By its Manager: Vital Farms, Inc.
By:	/s/ Jason Dale
Name:	Jason Dale
Title:	Chief Operating Officer
BARN DOOR FARMS, LLC
By its Manager: Vital Farms, Inc.
By:	/s/ Jason Dale
Name:	Jason Dale
Title:	Chief Operating Officer
BACKYARD EGGS, LLC
By its Manager: Vital Farms, Inc.
By:	/s/ Jason Dale
Name:	Jason Dale
Title:	Chief Operating Officer

[SIGNATURE PAGE TO EIGHTH AMENDMENT TO REVOLVING CREDIT, TERM
LOAN, AND SECURITY AGREEMENT]

AGENT AND LENDER:	PNC BANK, NATIONAL ASSOCIATION, as
Agent and Lender
	By:	/s/ Lauren Tayag
	Name:	Lauren Tayag
	Title:	Vice President

[SIGNATURE PAGE TO EIGHTH AMENDMENT TO REVOLVING CREDIT, TERM
LOAN, AND SECURITY AGREEMENT]